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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE


             Leap Secures $250 Million Equity Financing Commitment

      -Agreement Provides Flexible "As Needed" Funding for Future Growth-

SAN DIEGO - Dec. 21, 2000 - Wireless communications carrier Leap Wireless International, Inc. (Nasdaq: LWIN) today announced that it has received a commitment for up to $250 million in common stock equity financing from Acqua Wellington North American Equities Fund, Ltd. Over the next 28 months Leap may, at its discretion, sell registered shares of its common stock to Acqua Wellington at a small discount to the then current market price ranging from 4 to 5 1/2 percent depending on the company's market capitalization at the time the draw request is made. The total amount of Acqua Wellington's future investment in Leap is dependent in part on Leap's stock price, with Leap controlling the amount and timing of stock sold. All shares of common stock to be sold in this financing are registered under Leap's Registration Statement on Form S-3 (No. 333-45388).

The proceeds from any sales to Acqua Wellington will be used to supplement current funds available for acquisitions and spectrum purchases and for general corporate purposes including, but not limited to, future working capital needs.

"This line of credit provides us with the flexibility to raise additional equity on an `as needed' basis over the coming months on favorable terms, thereby providing Leap access to capital to fund continued growth," said Harvey P. White, Leap's chairman and CEO. "We remain focused on continuing to expand our innovative Cricket service to markets around the country and to pursuing new opportunities in wireless data."
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Acqua Wellington Asset Management, LLC acts as an advisor to the Acqua
Wellington Family of Funds, which is targeted at investment opportunities among mid-cap and small-cap companies in domestic and global equity markets. Their primary focus is in the technology and life-science sectors.

About Leap Wireless International, Inc.

Leap Wireless International, Inc., headquartered in San Diego, Calif., is dedicated to playing a leading role in transforming wireless communications for the mass consumer market. As a different kind of wireless company, Leap is designing solutions to make the wireless future a reality. Domestically, Leap has launched its innovative Cricket Comfortable Wireless service that lets customers make all their local calls and receive calls from anywhere for one low, flat rate. Leap intends to spark the wireless revolution by offering innovative voice and data services that deliver value to customers. For more information, please visit www.leapwireless.com.
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This news release contains "forward-looking statements" reflecting management's current forecast of certain aspects of Leap's future. Some forward-looking statements can be identified by forward-looking words such as "believe," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions in this release. The forward-looking statements are based on current information, which Leap has assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Leap's actual results could differ materially from those stated or implied by such forward looking statements due to risks and uncertainties associated with Leap's business. Important factors which may cause actual results to differ materially from the forward-looking statements contained herein or in other public statements by the Company are described in the section entitled "Risk Factors" in the Company's Transition Report on Form 10-K for the transition period from September 1, 1999 to December 31, 1999 and other documents filed with the Securities and Exchange Commission. Factors that could cause actual results to differ include but are not limited to: changes in the economic conditions of the various markets the operating companies serve which could adversely affect the market for wireless services; the ability of Leap or its operating companies to access capital markets; Leap's ability to rollout networks in accordance with its plans, including receiving equipment and backhaul and interconnection facilities on schedule from third parties; failure of the systems to perform according to expectations; the effect of competition; the acceptance of the product offering by the Company's target customers; its ability to retain customers; its ability to maintain its cost, market penetration and pricing structure in the face of competition, uncertainties relating to negotiating and executing definitive agreements, including the closing of transactions described in this release; and rulings by courts or the FCC adversely affecting Leap's rights to own and/or operate certain wireless licenses. We disclaim any obligation to update the forward-looking statements contained herein to reflect future events or developments. Cricket is a registered trademark and Comfortable Wireless and the Around-Town Phone are service marks of Cricket Communications, Inc.
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